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                                                                   Exhibit 3.128


                            CERTIFICATE OF AMENDMENT

                    OF THE CERTIFICATE OF INCORPORATION

                                       OF

                        K-III KG CORPORATION - NEW YORK I

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


     WE THE UNDERSIGNED, Michaelanne Discepolo and Beverly C. Chell, being respectively the Vice President and Secretary of K-III KG Corporation - New York I hereby certify:

     1. The name of the corporation is K-III KG Corporation - New York I.

     2. The Certificate of Incorporation of said corporation was filed by the Department of State on the 13th day of January, 1994.

     3. The Certificate of Incorporation is amended to change the name of the corporation. To effect the foregoing, Article First is amended to read as follows:

         First: The name of the corporation is "The Katharine Gibbs Corporation
- Melville"

     4. The amendment was authorized by the unanimous written consent of the Board of Directors, there being no shareholders nor subscribers for shares.

     IN WITNESS WHEREOF, we have signed this certificate on the 10th day of February, 1997 and we affirm the statements contained therein as true under penalties of perjury.


                                         /s/ Michaelanne Discepolo
                                         ------------------------------------
                                               Michaelanne Discepolo
                                                  Vice President

                                         /s/ Beverly C. Chell
                                         ------------------------------------
                                             Beverly C. Chell
                                                 Secretary